Exhibit 1.1

$135,000,000

BIT DIGITAL, INC.

4.00% CONVERTIBLE SENIOR NOTES DUE 2030

UNDERWRITING AGREEMENT

September 29, 2025

Barclays Capital Inc.

Cantor Fitzgerald & Co.

B. Riley Securities, Inc.,

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Bit Digital, Inc., a Cayman Islands exempted company (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to Barclays Capital Inc. (“Barclays”), Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), B. Riley Securities, Inc. (“B. Riley”) and the other several underwriters named in Schedule I hereto (together with Barclays, Cantor Fitzgerald and B. Riley, the “Underwriters”), for whom Barclays. Cantor Fitzgerald and B. Riley are acting as representatives (in such capacity, the “Representatives”), $135,000,000 in aggregate principal amount of its 4.00% Convertible Senior Notes due 2030 (the “Firm Securities”) and at the election of the Underwriters, up to an aggregate of $15,000,000 additional principal amount of such 4.00% Convertible Senior Notes due 2030 (the “Optional Securities”) as provided in Section 2. The Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively referred to as the “Offered Securities”. The ordinary shares, par value US$0.01 per share, of the Company (the “Ordinary Shares”) to be issued upon conversion of the Offered Securities, if any, shall be hereinafter referred to as the “Underlying Shares.” The Offered Securities will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and Prospectus (as defined below), and (ii) are to be issued pursuant to an Indenture, as supplemented by a first supplemental indenture (the “Indenture”), to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”). This Agreement is to confirm the agreement concerning the purchase of the Offered Securities from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company.      The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3, as amended (File No. 333-286841), relating to the Offered Securities has previously (i)  been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii)  become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company (or made available through the Commission’s Electronic Data Gathering Analysis Retrieval System (“EDGAR”)) to you as the Representatives of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 11:59 p.m. (New York City time) on September 29, 2025;

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(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Offered Securities;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Offered Securities, including any prospectus supplement thereto relating to the Offered Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

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(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act; and

(ix)  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The Company has complied, to the Commission’s satisfaction, with any request on the part of the Commission for additional or supplemental information.

(b) The Company (i) has not engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule V hereto.

(c) The Registration Statement was filed not earlier than the date that is three years prior to the applicable Closing Date (as defined in Section 4).

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(d) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement did not, as of the Effective Date and the date hereof, contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement complies and will comply in all material respects on the Effective Date, the date hereof and on the applicable Closing Date and, as amended or supplemented, if applicable, will as of the date of such amendment or supplement, comply in all material respects, with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, including the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), (iv) the most recent Preliminary Prospectus complied, and the Prospectus will comply, in all material respects when filed with the Commission pursuant to 424(b) under the Securities Act and on the applicable Closing Date with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (v) the Pricing Disclosure Package does not, as of the Applicable Time, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the applicable Closing Date, the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) as of its date and as of the applicable Closing Date, the Prospectus will not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Pricing Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b) (the “Underwriters’ Information”).

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(e) The Company has the authorized share capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus as of the date or dates set forth therein; and the issued and outstanding Ordinary Shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus). None of the outstanding Ordinary Shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The descriptions of the Company’s stock or share option, stock or share bonus and other stock or share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. All of the outstanding share capital, shares of capital stock, partnership interests and membership interests, as the case may be, of the Subsidiaries (as defined below) have been duly authorized and are validly issued, fully paid and non-assessable securities thereof and, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding share capital, shares of capital stock, partnership interest or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, mortgage, charge, lien, encumbrance, security interest or other claim. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no issued and outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any share capital or capital stock of the Company or any such Subsidiary, (ii) warrants, options, preemptive rights, rights of first refusal or other rights to subscribe for or purchase from the Company or any such Subsidiary any such share capital or capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares, shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; and none of the outstanding interests of any of the Subsidiaries, if any, were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(f) Each of the Company and the subsidiaries named in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K (which are the only significant subsidiaries as defined in Rule 1-02 of Regulation S-X of the Company) (the “Subsidiaries”) has been duly incorporated, formed or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, as applicable, with full power and authority to own, lease, and operate its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein; and no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s share capital, capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule VII hereto.

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(g) The Company and all of the Subsidiaries are duly qualified or licensed to transact business and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property, except where the failure, individually or in the aggregate, to be so qualified or licensed would not have a material adverse effect on the (i) assets, liabilities, business, operations, earnings, operating results, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such effect or change referred to in subclause (i) or (ii), where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”) and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole; (ii) the Company and its Subsidiaries have not entered into any transactions or agreements (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries; (iii) there has not been any material change in the share capital or capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries, taken as a whole; (iv) there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; and (v) the Company has not acquired, directly or indirectly, any share capital, capital stock or other equity securities of any other company, corporation or any ownership interest in any partnership, joint venture or other association.

(h) The Company and the Subsidiaries have at all times been, and currently are, in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates.

(i) Neither the Company nor any Subsidiary is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective memorandum and articles of association, charter, bylaws, limited partnership agreement, operating agreement or other similar organizational documents (the “organizational documents”); (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, lease, license, indenture, mortgage, deed of trust, loan, note or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets is bound; or (iii) any federal, state, local or foreign law, including common law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

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(j) The execution, delivery and performance of this Agreement, the Indenture and the Offered Securities and consummation of the transactions contemplated herein and therein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance of any Ordinary Shares upon conversion of the Offered Securities) and the issuance and sale of the Offered Securities (including the use of proceeds from the sale of the Offered Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and the compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not (i) conflict with, or result in any breach or violation of, or constitute a default or any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries (a “Repayment Event”) under (nor constitute any event which with notice, lapse of time, or both would constitute a breach or violation of, or default or a Repayment Event under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan, note or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, writ or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for liens, charges, claims or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

(k) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year.

(l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and, upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and on the applicable Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

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(n) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Offered Securities. The Offered Securities have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Offered Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered by the Company and will constitute a legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(o) No approval, authorization, consent or order of or filing, registration or qualification with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, the Indenture and the Offered Securities and consummation of the transactions contemplated herein and therein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance of any Ordinary Shares upon conversion of the Offered Securities) and the issuance and sale of the Offered Securities (including the use of proceeds from the sale of the Offered Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”), and the compliance by the Company with its obligations hereunder, other than (i) such as have been obtained under the Securities Act and the Exchange Act; (ii) such approvals as have been obtained in connection with the approval of the listing of the Maximum Number of Underlying Shares on the Nasdaq Capital Market (“Nasdaq”); (iii) such approvals as may be required under the Trust Indenture Act, and (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters or by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals (the “Permits”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except to the extent that any failure to have any such Permits, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority to provide the products and services which it currently provides or which it proposes to provide as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the Company and the Subsidiaries are in compliance with, and not in violation of, in default under, or have received any notice regarding a possible violation, default, modification or revocation of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which, individually or in the aggregate, would result in a Material Adverse Effect. Neither the Company nor the Subsidiaries has any reason to believe that any such Permits will not be renewed in the ordinary course.

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(p) As of its issue date or date of first use and at all subsequent times through the Applicable Time, each Issuer Free Writing Prospectus, if any, did not, and at the time of each sale of Offered Securities and at the Firm Closing Date and each Option Closing Date, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to statements or omissions in any Issuer Free Writing Prospectus made in reliance upon and in conformity with any Underwriters’ Information; each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use; the Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(q) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule V hereto in reliance upon and in conformity with the Underwriters’ Information. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the sale of the Offered Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(r) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus, or the Prospectus that has not been superseded or modified in any material respect; provided, however, that the Company makes no warranty or representation with respect to any Underwriters’ Information.

(s) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Offered Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Securities, in each case other than the Preliminary Prospectus or an Issuer Free Writing Prospectus, if any; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectus except in compliance with Rules 164 and 433 under the Securities Act; the Company is eligible to use free writing prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; the Company was not, is not or will not be (as applicable) an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Offered Securities contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; and each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

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(t) Except for the Issuer Free Writing Prospectus identified in Schedule III hereto, and any electronic road show relating to the public offering of the Offered Securities contemplated herein furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus; and each electronic road show, when considered together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(u) The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Offered Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

(v) The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus.

(w) As of its issue date or date of first use and at all subsequent times through the Applicable Time, the Testing-the-Waters Communications and the materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, the “Marketing Materials”), if any, when considered together with the Pricing Disclosure Package, did not, and at the time of each sale of Offered Securities and at the Firm Closing Date and each Option Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and did not and will not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(x) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, directors or director nominees or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which, individually or in the aggregate, would reasonably be likely to result in a judgement, decree, award or order having a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of their respective obligations under this Agreement, the Indenture, the Offered Securities or the consummation of any of the transactions contemplated hereby or that are required to be described in the Preliminary Prospectus.

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(y) The financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply as to form in all material respects with the requirements of Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement, the Pricing Disclosure Package and the Prospectus and the amounts in both the Pricing Disclosure Package and the Prospectus under the caption “Capitalization” has been compiled on a basis consistent with the financial statements included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in (or incorporated by reference into) the Registration Statement, the Pricing Disclosure Package or the Prospectus; and no pro forma financial information is required to be included in (or incorporated by reference into) the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus; and all disclosures contained in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(z) Audit Alliance LLP, whose reports on the combined financial statements (including the notes and schedules thereto) of the Company and its combined subsidiaries are filed with the Commission and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and any other accounting firm that has certified any such financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, (i) independent public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”); (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act; and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn; and to the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Restricted - External

(aa) The Offered Securities will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(bb) There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been validly waived with respect to the offering contemplated by this Agreement; and all of such registration or similar rights are fairly summarized in all material respects in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc) The Offered Securities have been duly authorized and, when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement and such issue entered in the Register of Members of the Company, will be validly issued, fully paid and non-assessable, free and clear of any pledge, mortgage, charge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Securities by the Company is not subject to preemptive or other similar rights (whether arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise).

(dd) The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and have been approved for listing on Nasdaq, subject to official notice of issuance, and the Company has taken all necessary actions to ensure that, as of the Firm Closing Date and each Option Closing Date, it will be in compliance with all applicable corporate governance requirements set forth in Nasdaq’s listing rules then in effect.

(ee) None of the Company, the Subsidiaries, or any of their respective directors, director nominees, officers, representatives or affiliates has taken, nor will take, directly or indirectly, (i) any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company (including the Offered Securities and any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Offered Securities), whether to facilitate the sale or resale of the Offered Securities or otherwise and (ii) has not taken any action which would directly or indirectly violate Regulation M.

(ff) None of the Company or any of the Subsidiaries is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act; and all of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers, directors and director nominees and the holders of any securities of the Company in connection with the review of the offering of the Offered Securities by FINRA is true, complete, correct and compliant with FINRA’s rules.

Restricted - External

(gg) On or before the date hereof, the Company has furnished to the Underwriters a “lock-up” agreement in the form attached hereto as Schedule IV from each of the persons listed on Schedule VI and shall be in full force and effect (each, a “Lock-Up Agreement”).

(hh) Any certificate signed by any director or officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement or the offer, issuance, and sale of the Offered Securities hereunder shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(ii) The form of certificate used to evidence the Offered Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of Nasdaq.

(jj) Each of the Company and the Subsidiaries have good and marketable title to all real property owned by it, if any, and good and marketable title to all personal property and other assets reflected as owned by them in the financial statements, supporting schedules or other financial data filed with the Commission or incorporated by reference as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, equities, adverse claims and other defects, except such as are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property, improvements, buildings, equipment, assets and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, buildings, equipment, assets and personal property by the Company or such Subsidiary.

(kk) The descriptions in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits thereto which are not described or filed as required; all material agreements between the Company or any of the Subsidiaries and third parties expressly referenced in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

Restricted - External

(ll) The Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and designs, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, individually or in the aggregate, have a Material Adverse Effect.

(mm) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) described in the Registration Statement, Pricing Disclosure Package, and Prospectus as being owned or licensed by them or which are reasonably necessary for the conduct of the respective businesses of the Company and its Subsidiaries as now conducted or as proposed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus to be conducted; the conduct of their respective businesses does not and the Company does not expect it will, infringe, misappropriate or otherwise conflict in any material respect with any Intellectual Property rights of others; and (i) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of Intellectual Property owned by or exclusively licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim which would have a Material Adverse Effect; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others asserting that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for concluding that any such claim will be asserted, or if asserted, would be successful, or if successfully asserted, would have a Material Adverse Effect; (v) the Company and its Subsidiaries do not in the conduct of their business as now conducted or as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus infringe or conflict with any patent right of any third party, or any discovery, invention, product or process which is the subject of a patent issued to any third party, which such infringement or conflict would result in a Material Adverse Change; (vi) there is no art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed, or will not be disclosed in the required time period, to the U.S. Patent and Trademark Office; (vii) no security interests have been recorded in the U.S. Patent and Trademark Office with respect to any Intellectual Property owned by the Company and no liens have been recorded against the Company with respect to any such Intellectual Property; (viii) the Company has paid or will pay all maintenance and issue fees that are due or will be due, within the required time period, and has claimed small entity status only as appropriate with respect to all Intellectual Property owned by the Company that is the subject of any application or registration with a governmental body or agency; (ix) to the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property owned by the Company or any facts or circumstances which would render any such Intellectual Property invalid or unenforceable; (x) the Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (xi) none of the Company-owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries or any of their respective officers, directors, director nominees or employees or otherwise in violation of the rights of any persons; and (xii) the Company and each of its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect.

Restricted - External

(nn) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities in a timely manner, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established.

(oo) The Company and each of its Subsidiaries makes and keeps accurate books and records and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and each of its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included in (or incorporated by reference into) the Registration Statement is accurate; since the end of the Company’s most recent audited fiscal year, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there have been (A) no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and the Company is not aware of (x) any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Restricted - External

(pp) The interactive data in eXtensible Business Reporting Language included in (or incorporated by reference into) the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(qq) Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) each of the Company and the Subsidiaries has filed or caused to be filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof and have timely paid all taxes shown as due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided and will be maintained; (ii) no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is reasonably expected to be asserted against any such entity; and (iii) all tax liabilities, accruals and reserves with respect to any income and corporation tax liability for any years not finally determined are adequately provided for to meet any assessments or re-assessments for additional income tax on the respective books of such entities.

(rr) Each of the Company and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, in the amounts and with such deductibles and covering such risks generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to result in a Material Adverse Change; and neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ss) Except as would, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is, or has been, in violation, or has received notice of any violation with respect to, any applicable Environmental Law (as defined below); (ii) the Company and the Subsidiaries have received and filed timely application to renew all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and the Company and the Subsidiaries are, and have been, in compliance with all terms and conditions of any such permit, license or approval; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any applicable Environmental Law against the Company or any of its Subsidiaries; and (iv) there are no events or circumstances, including any release or threatened release of any Hazardous Material, that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws.

Restricted - External

(tt) Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would have a Material Adverse Effect.

(uu) The Company and each of its Subsidiaries and any “employee benefit plan” (as defined under ERISA (as defined below)) established or maintained by the Company, its Subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) and the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and no such plan is under audit or investigation by any Governmental Authority; no “reportable event” (as defined in ERISA) has occurred or is reasonably likely to occur with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or their respective ERISA Affiliates would have any liability; the Company and each of the Subsidiaries and each of their respective ERISA Affiliates have not incurred and are not reasonably likely to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 4971, 4975, or 4980B of the Code; and each “pension plan” for which the Company and each of its Subsidiaries and their respective ERISA Affiliates would have any liability, or established or maintained by any such entity that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and, for the purposes of this paragraph, “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.

(vv) None of the Company, any of its Subsidiaries, any officer, director, or director nominee purporting to act on behalf of the Company or any of the Subsidiaries or, to the Company’s knowledge, any of their respective employees or agents has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in violation of applicable law; (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries; or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

Restricted - External

(ww) There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors or director nominees of the Company or any of the Subsidiaries or any of the immediate family members of such officers, directors or director nominees.

(xx) Each “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) included in (or incorporated by reference into) the Registration Statement, the Pricing Disclosure Package or the Prospectus or any “road show” (as defined in Rule 433 under the Securities Act), (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (ii) is accompanied by meaningful cautionary statements identifying the important factors that would cause actual results to differ materially from those in such forward-looking statements; and no such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(yy) All statistical, demographic and market-related data included in (or incorporated by reference into) the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate; and to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(zz) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aaa) All securities issued by the Company or any of its Subsidiaries have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of Nasdaq.

(bbb) Neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any property owned, leased or operated by the Company or any of the Subsidiaries (the “Properties”) thereof which would have a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Company or any of the Subsidiaries that are required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus are disclosed therein.

Restricted - External

(ccc) Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries nor, to the best knowledge of Company, any other owners, lessees or operators of the property at any time has at any time, handled, stored, treated, transported, manufactured, released, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Laws and in connection with the ordinary use of residential, retail or commercial properties; (ii) the Company does not intend to use the Properties or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, releasing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Laws and in connection with the ordinary use of residential, retail or commercial properties; (iii) neither the Company nor any of its Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance, including any release or threatened release of any Hazardous Material, which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law; and (v) neither the Properties nor any other land owned, leased or operated by the Company or any of its Subsidiaries is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”) by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as hereinafter defined); As used herein, “Hazardous Material” shall include, without limitation any pollutant, contaminant, flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos, asbestos-containing material, polychlorinated biphenyl, per- or polyfluoroalkyl substance, or any hazardous material as defined by any Law relating to pollution, the protection of the environment or natural resources, or human health and safety, including without limitation CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Law”), or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

Restricted - External

(ddd) In connection with this offering, the Company has not offered and will not offer its Offered Securities or any other securities convertible into or exchangeable or exercisable for Underlying Shares in a manner in violation of the Securities Act; the Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Offered Securities except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented, any Issuer Free Writing Prospectus set forth on Schedule III or the Registration Statement.

(eee) Except pursuant to this Agreement, the Company has not incurred any liability for, and there is no broker, finder or other party that is entitled to receive from the Company, any brokerage or, finder’s or other fees or commission or similar payment in connection with the transactions herein contemplated.

(fff) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and any other person on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, which is not so described.

(ggg) Neither the Company or any of the Subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package or the Prospectus, will be, or will be required to register as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor any of the Subsidiaries is required to register as an “investment adviser” as such term is term is defined in the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

(hhh) There are no existing or, to the knowledge of the Company, threatened or imminent labor disputes with, or other work stoppages of, the employees of the Company or any of its Subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its Subsidiaries, which would have, individually or in the aggregate, a Material Adverse Effect.

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(iii) The board of directors of the Company (the “Board”) is comprised of the persons set forth under the section of the Pricing Disclosure Package captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the rules of Nasdaq. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it.

(jjj) (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective borrowers, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; (ii) neither the Company nor its Subsidiaries have been notified of, or have knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its Subsidiaries have implemented and maintained appropriate controls, policies, procedures, and technological safeguards to protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations and applicable industry standards relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data, including, but not limited to Personal Data (as defined below), from unauthorized use, access, misappropriation or modification; the Company and its Subsidiaries’ IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, security deficiencies or vulnerabilities, Trojan horses, time bombs, malware, ransomware and other corruptants. The Company regularly conducts security assessments and penetration testing (collectively, “Assessments”) of its IT Systems and Data and has not completely remedied all material defects, vulnerabilities or deficiencies identified in such Assessments.

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(kkk) The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their external and internal policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, transfer (including any cross-border transfers) and analysis (collectively, “Processing”) and for handling and responding to requests from data subjects relating to their of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to and obtained consents from users or customers required by applicable laws and regulatory rules or requirements for the Processing of Personal Data, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company has at all times been in material compliance with all Policies and consents related to the Processing of Personal Data and further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any audit, investigation, remediation, or other corrective action pursuant to any Privacy Law or any contract relating to the Processing of Personal Data; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law. “Personal Data” for the purpose hereof means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation or that would be protected as personal data or personal information or similar term under any Privacy Law.

(lll) None of the Company, any of its Subsidiaries or affiliates, or any director, director nominee or officer of the Company or any of its Subsidiaries, or, to the knowledge of the Company, any agent or employee acting on behalf of such entities, (i) is in violation of, is aware of, or has taken any action, directly or indirectly, that would result in a violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, , the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law (“Anti-Bribery Laws”), and (ii), have not given, offered, paid, promised to pay or authorized or ratified the payment of any money, property, gift, or anything of value, to any public official, any foreign political party or official thereof or any candidate for foreign political office, or any other person, for the purpose of corruptly influencing any act or decision of such foreign official or government authority, or any other person, to obtain or retain business, to direct business to any person, or to secure any other improper benefit or advantage. The Company and the Subsidiaries and, to the knowledge of the Company, their affiliates, have conducted their businesses in compliance with the Anti-Bribery Laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption or anti-bribery laws.

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(mmm) None of the Company, any of its Subsidiaries or affiliates, any director, director nominee or officer of the Company or any of its Subsidiaries, or, to the Company’s knowledge, agent or employee of, or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such laws or any successor laws.

(nnn) The operations of the Company and its Subsidiaries and, to the Company’s knowledge, affiliates, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, or, to the Company’s knowledge, or any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ooo) Each of the Company, its Subsidiaries and affiliates and director, director nominee and officer of the Company and its Subsidiaries, and, to the Company’s knowledge, each of their agents and employees, and any other persons associated with or acting on behalf of the Company, has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, the Export Control Reform Act, as amended, the Export Administration Regulations, U.S. laws governing importation of goods, including laws administered by U.S. Customs and Border Protection, U.S. laws governing international boycotts administered by the U.S. Department of Commerce and the Internal Revenue Service, and all other applicable U.S. and non-U.S. laws and regulations regulating trade, exports, and imports, including of services. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Export and Import Laws.

(ppp) None of the Company, any of its Subsidiaries or affiliates, or any director, director nominee or officer of the Company or any of its Subsidiaries or, to the knowledge of the Company, employee, agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Sanctions.

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(qqq) Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible at the option of the holder thereof into cash, Underlying Shares or a combination of cash and Underlying Shares, as elected by the Company, in accordance with the terms of the Offered Securities; the maximum number of Underlying Shares reserved for issuance upon conversion of the Offered Securities (assuming the Underwriters exercise in full their over-allotment option, including the maximum number of Underlying Shares that may be issued upon conversions of the Offered Securities in connection with any “make-whole fundamental change”, “optional redemption, “cleanup redemption” or “tax redemption” (as such terms are defined in the Indenture) and assuming full physical settlement of all such conversions) (such maximum number of Underlying Shares, the “Maximum Number of Underlying Shares”), have been duly reserved and authorized and when issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, will be validly issued, fully paid and non- assessable and will conform in all material respects to the description of the Ordinary Shares contained in the Prospectus, and the issuance of the Ordinary Shares will not be subject to any preemptive or similar rights.

(rrr) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that to the Company’s knowledge, engages in or plans to engage in any Covered Activity. The Company does not directly or indirectly hold any board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or any persons that to the Company’s knowledge, engages in or has plans to engage in any Covered Activity.

(sss) The Company is not a “legal entity customer” for the purposes of 31 CFR § 1010.230(e).

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(ttt) [Reserved].

(uuu) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Pricing Disclosure Package and the Prospectus.

(vvv) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(www) [Reserved].

(xxx) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Purchase of the Offered Securities by the Underwriters. The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 96.50% of the principal amount thereof, plus the accrued interest from the applicable Closing Date to the date of payment (“the Purchase Price”), the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

Subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, at their election, not more than 30 days subsequent to the date of the Prospectus, up to $15,000,000 aggregate principal amount of Optional Securities at the Purchase Price solely to cover over-allotments, if any. Such option may be exercised in whole or in part at any time or from time to time, by written notice from the Representatives to the Company setting forth the aggregate principal amount of Optional Securities to be purchased on the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the applicable Closing Date (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. If any Optional Securities are to be purchased, the principal amount of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Optional Securities to be purchased by all Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fraction of $1,000 principal amount of Offered Securities.

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3. Offering of Offered Securities by the Underwriters. Upon authorization by the Representatives of the release of the Offered Securities, the several Underwriters propose to offer the Offered Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of the Offered Securities and Payment Therefor. Delivery to the Underwriters of and payment for the Offered Securities shall be made at the office of O’Melveny & Myers LLP, at 10:00 A.M., New York City time, on October 2, 2025 (the “Firm Closing Date”), or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing (the “Option Closing Date”). Each of the Firm Closing Date and the Option Closing Date shall be referred to herein as a “Closing Date.”

The Offered Securities will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Offered Securities to the account of the Underwriters at DTC. The Offered Securities will be evidenced by one or more global securities in book-entry form (the “Global Notes”), and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC. The Offered Securities to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the applicable Closing Date.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the applicable Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

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(ii) Upon written request, to furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including conformed copies of all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file as promptly as practicable with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

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(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld, conditioned or delayed).

(vi) Not to make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned or delayed).

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing on EDGAR.

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Securities; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

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(x) To apply the net proceeds from the sale of the Offered Securities being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xi) To file with the Commission such information on Form 10-Q or Form 10-K, as may be required by Rule 463 under the Securities Act.

(xii) If at any time following the distribution of any Marketing Materials there occurred or occurs an event or development as a result of which such Marketing Materials included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Marketing Materials to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Marketing Materials and (B) any request by the Commission for information concerning the Marketing Materials.

(xiii) The Company and its respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

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(xiv)  For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus, the Company agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exchangeable for any of the Company’s Ordinary Shares (the “Lock-Up Securities”) (other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on the date hereof and disclosed in the Pricing Disclosure Package or pursuant to currently outstanding options, warrants or rights not issued under one of those plans or Ordinary Shares issued and sold pursuant to the At the Market Offering Agreement dated April 29, 2025 between the Company and H.C. Wainwright & Co. LLC) (“ATM Shares”), (a) during the period from the date hereof until the earlier of (x) 30 days after the date of the Prospectus or (y) the date on which the Underwriters exercise in full their option to purchase Optional Securities, such ATM Shares having an aggregate offering price of no more than $50,000,000, and (b) without limitation as to amount, during the period from the earlier of (x) 30 days after the date of the Prospectus or (y) the date on which the Underwriters exercise in full their option to purchase Optional Securities, until the 60th day after the date of the Prospectus), or sell or grant options, rights or warrants with respect to such Lock-Up Securities or securities convertible into or exchangeable for such Lock-Up Securities of the Company (other than grants of options, restricted shares, restricted stock units or any stock-based awards pursuant to Compensation Plans existing on the date hereof and disclosed in the Pricing Disclosure Package), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of securities of the Company substantially similar to the Lock-Up Securities or securities convertible, exercisable or exchangeable into Lock-Up Securities (other than any registration statement on Form S-8 or an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act on Form S-3 relating to securities of the Company), or (iv) publicly announce an offering of any securities of the Company substantially similar to the Lock-Up Securities or securities convertible, exercisable or exchangeable into Lock-Up Securities or (v) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays, on behalf of the Underwriters. The restrictions contained in the foregoing sentence shall not apply to (A) the issuance of the Lock-Up Securities pursuant to this Agreement or the issuance of any additional securities of the same series in accordance with the terms of the Indenture, (B) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant, settlement of restricted stock units, or the conversion of a security outstanding on the date hereof as described in Pricing Disclosure Package, (C) facilitating the establishment of a trading plan on behalf of a shareholder, employee, officer, director, advisor or consultant of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the 60 day period after the date of the Prospectus and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during such period, (D) to facilitate any transfer made by or on behalf of a shareholder, employee, advisor, consultant, director or officer to dispose of to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Pricing Disclosure Package or (E) to facilitate any sales made by or on behalf of a shareholder, employee, advisor, consultant, officer or director in connection with any sell-to-cover or similar open market arrangements or the “cashless” exercise in connection with the vesting, settlement or exercise of restricted stock units, stock options, warrants or other rights to acquire Lock-Up Securities, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, described in the Pricing Disclosure Package or issued pursuant to an equity plan or arrangement described in the Pricing Disclosure Package for the purpose of exercising such restricted stock units, stock options, warrants or other rights.

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(xv) The Company will use their reasonable best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(xvi) The Company agree to comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer.

(xvii) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the applicable Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Offered Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, the Maximum Number of Underlying Shares for the purpose of enabling the Company to satisfy all obligations to issue Underlying Shares upon conversion of the Offered Securities. The Company will use its reasonable best efforts to cause the Maximum Number of Underlying Shares to be listed and to maintain the listing of the Maximum Number of Underlying Shares on the Nasdaq.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” (as used in this Section 5(b)), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all expenses, costs, fees and taxes, including the reasonable and documented fees, disbursement and other charges of the attorneys and advisors for the Underwriters (up to a maximum amount of $250,000 for such fees, disbursements and other charges of the attorneys and advisors for the Underwriters (such capped amount, the “Expense Cap”)), incident to and in connection with (a) the authorization, issuance, sale and delivery of the Offered Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Offered Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Marketing Materials and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Marketing Materials and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (e) the qualification of the Offered Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable and documented related fees and expenses of counsel to the Underwriters, in an amount not to exceed $25,000); (f) the approval of the Offered Securities by DTC for “book-entry” transfer (including fees and expenses of counsel for the Underwriters); (g) the rating of the Offered Securities; (h) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Offered Securities; (i) the investor presentations on any “road show”, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (j) all expenses and application fees related to the listing of the Maximum Number of Underlying Shares on Nasdaq and (k) all other costs and expenses incident to the performance of the obligations of the Company, in each case only to the extent permitted by the rules of the Financial Industry Regulatory Organization FINRA; provided, however, except as provided in this Section 6 and Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any sales, use or similar taxes (including any additions to such taxes) and any advertising expenses connected with any offers they may make and lodging expenses incurred by them in connection with any road show, as applicable.

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7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the applicable Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the applicable Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of O’Melveny & Myers LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Securities, the Registration Statement, the Indenture, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) White & Case LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Representatives.

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(e) Ogier (Cayman) LLP shall have furnished to the Representatives its written opinion, as outside Cayman counsel to the Company, addressed to the Underwriters and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) Davidoff Hutcher & Citron LLP shall have furnished to the Representatives its written negative assurance letter, addressed to the Underwriters and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g) The Representatives shall have received from O’Melveny & Myers LLP, counsel for the Underwriters, such opinion or negative assurance letter, dated the applicable Closing Date, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Representatives shall have received from Audit Alliance LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter of Audit Alliance LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the applicable Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

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(j) The Company shall have furnished to the Representatives a certificate, dated the applicable Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the applicable Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the applicable Closing Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(l) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7(m).

(k)  The Lock-Up Agreements shall be in full force and effect on the applicable Closing Date.

(l) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities being delivered on the applicable Closing Date on the terms and in the manner contemplated in the Prospectus.

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(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the Offered Securities being delivered on the applicable Closing Date on the terms and in the manner contemplated in the Prospectus.

(o) There shall exist at and as of the applicable Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture as in effect at the applicable Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach).

(p) The Offered Securities shall be eligible for clearance and settlement through DTC.

(q) A “Listing of Additional Shares” notification related to the Maximum Number of Underlying Shares shall have been submitted to, and not rejected by, Nasdaq.

(r) The Company and the Trustee shall have executed and delivered the Indenture, and the Underwriters shall have received an original copy thereof, duly executed by the Company and the Trustee.

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(s) The Company shall have caused a Statement of Eligibility on Form T-1 by the Trustee with respect to the Indenture to be filed with the Commission.

(t) On or prior to the applicable Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(u) The Company shall have furnished to the Representatives a certificate, dated as of the date of this Agreement and each applicable Closing Date, of the Chief Financial Officer and Chief Accounting Officer of the Company, with respect to certain financial data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the representatives.

(v) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus, any Testing-the-Waters-Communication, any other Marketing Materials or any amendment or supplement thereto, or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

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(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the road show, the Prospectus or Marketing Materials or any amendment or supplement thereto, which only include: the statements regarding delivery of Offered Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of the Offered Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9. Defaulting Underwriters.

(a) If, on the applicable Closing Date, any Underwriter defaults in its obligations to purchase the Offered Securities that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Securities by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Offered Securities, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Offered Securities, either the non-defaulting Underwriters or the Company may postpone the applicable Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Offered Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Offered Securities that remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal of Offered Securities that it agreed to purchase on the applicable Closing Date pursuant to the terms of Section 4.

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(c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Offered Securities that remain unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Offered Securities if, prior to that time, any of the events described in Sections 7(l), 7(m) and 7(n) shall have occurred or if the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Offered Securities for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement (except as a result of the occurrence of any of the events described in Section 7(n) hereof, other than the events described in Section 7(n)(i)(B) relating to trading in any securities of the Company), the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated (a) pursuant to Section 9 by reason of the default of one or more Underwriters or (b) as a result of the occurrence of any of the events described in Section 7(n) hereof, other than the events described in Section 7(n)(1)(B) relating to trading in any securities of the Company, the Company shall not be obligated to reimburse (i) any defaulting Underwriter, in the case of clause (a) of this sentence, or (ii) any Underwriter, in the case of clause (b) of this sentence, in each case, for any expenses.

12. Recognition of the U.S. Special Resolutions Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Offered Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Offered Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

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15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019.

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Sam Tabar and White & Case LLP, 609 Main Street, Suite 2900, Houston, TX 77002, Attention: Laura Katherine Mann; and any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) a “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” shall have the meanings set forth in Rule 405 under the Securities Act.

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19. Governing Law & Venue. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law). The Company and the Underwriters agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

20. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BIT DIGITAL, INC.

By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	CEO

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Accepted:

Barclays Capital Inc.
B. Riley Securities, Inc.

Cantor Fitzgerald & Co.,

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By Barclays Capital Inc.

By:	/s/ Faiz Khan
	Name:	Faiz Khan
	Title:	Authorized Signatory

By Cantor Fitzgerald & CO.,

By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Co-Chief Executive Officer & Global Head of Investment Banking

By B. Riley Securities, Inc.,

By:	/s/ Jimmy Baker
	Name:	Jimmy Baker
	Title:	co-CEO

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SCHEDULE I

Principal
Amount of
Offered Securities
to be
Underwriters	Purchased
Barclays Capital Inc.	$71,769,000
Cantor Fitzgerald & Co.	$44,428,000
B. Riley Securities, Inc..	$18,803,000
Total	$135,000,000

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Schedule II

Form of term sheet

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PRICING TERM SHEET
DATED SEPTEMBER 29, 2025

Bit Digital, Inc.

$135,000,000

4.00% Convertible Senior Notes due 2030

September 29, 2025

The information in this pricing term sheet supplements Bit Digital, Inc.’s (“Bit Digital”) preliminary prospectus supplement, dated September 29, 2025 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and prospectus dated June 20, 2025, including the documents incorporated by reference therein, each filed under the Securities Act of 1933, as amended (the “Securities Act”), Registration Statement No. 333-286841. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Bit Digital, Inc., a Cayman Islands exempted company.

Ticker / Exchange for our ordinary shares, par value $0.01 per share (“ordinary shares”):	BTBT / Nasdaq Capital Market (“Nasdaq”)

Title of Securities:	4.00% Convertible Senior Notes due 2030 (the “notes”)

Principal Amount:	$135,000,000, plus up to an additional $15,000,000 principal amount of the notes pursuant to the underwriters’ over-allotment option.

Legal Format:	SEC Registered

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Maturity:	October 1, 2030, unless earlier converted, redeemed or repurchased

Interest Rate:	4.00% per year, accruing from the Settlement Date

Interest Payment Dates:	April 1 and October 1 of each year, beginning on April 1, 2026

Record Dates:	March 15 and September 15 of each year, immediately preceding any April 1 or October 1 interest payment date, as the case may be

Public Offering Price:	100% of the principal amount of the notes, plus accrued interest, if any, from the Settlement Date

Nasdaq Last Reported Sale Price of ordinary shares on September 29, 2025:	$3.20 per share

Initial Conversion Rate:	240.3846 ordinary shares per $1,000 principal amount of notes, subject to adjustment

Initial Conversion Price:	$4.16 per ordinary share

Conversion Premium:	30% above the Nasdaq Last Reported Sale Price on September 29, 2025

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Trade Date:	September 30, 2025

Settlement Date:	October 2, 2025 (T+2)[1]

Use of Proceeds:

We estimate the net proceeds from this offering will be approximately $128.9 million (or approximately $143.3 million if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily to purchase Ethereum and may use the net proceeds for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets.

See “Use of Proceeds” in the Preliminary Prospectus Supplement for additional information.

Joint Book-Running Managers:	Barclays Capital Inc., Cantor Fitzgerald & Co., B. Riley Securities, Inc.

CUSIP:	G1144A AA3

ISIN:	KYG1144AAA31

Underwriting Discounts and Commissions:	$35 per $1,000 principal amount of the notes

Optional Redemption:

We may redeem for cash all or any part of the notes, at our option, on or after October 6, 2028 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of our ordinary shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

See “Description of the Notes—Optional Redemption” in the Preliminary Prospectus Supplement.

Repurchase on Put Date:

On October 1, 2028 (the “put date”), Holders will have the right, at their option, to require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the put date.

See “Description of the Notes—Repurchase on Put Date” in the Preliminary Prospectus Supplement.

[1]	Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

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Repurchase upon Fundamental Change:

If we undergo a “fundamental change” (as defined in the Preliminary Prospectus Supplement under “Description of the Notes—Repurchase upon Fundamental Change”), subject to certain conditions and a limited exception described in the Preliminary Prospectus Supplement, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

See “Description of the Notes—Repurchase upon Fundamental Change” in the Preliminary Prospectus Supplement.

Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions:

If you surrender your notes for conversion at any time during the period from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding September 15, 2028 (other than a conversion in connection with a make-whole fundamental change), we will increase the conversion rate per $1,000 principal amount of notes to be converted by a number of additional ordinary shares (such increase, an “interest make-whole conversion rate adjustment”) equal to (i) the sum of the remaining scheduled payments of interest that would have been made on $1,000 principal amount of the notes to be converted had such notes remained outstanding from the conversion date through October 1, 2028, divided by (ii) the greater of (x) the conversion price as of the applicable conversion date and (y) the simple average of the daily VWAP (as defined under “Description of the Notes—Settlement upon Conversion” in the Preliminary Prospectus Supplement) of the ordinary shares for the ten consecutive trading days ending on and including the trading day immediately preceding such conversion date.

See “Description of the Notes—Conversion Rights—Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions” in the in the Preliminary Prospectus Supplement.

Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change or our Election to Redeem the Notes:	Holders who convert their notes in connection with a “make-whole fundamental change” (as defined in the Preliminary Prospectus Supplement) occurring prior to the maturity date or convert their notes called for redemption (or deemed called for redemption) during the related “redemption period” (as defined in the Preliminary Prospectus Supplement) may be entitled to an increase in the conversion rate for the notes so surrendered for conversion as set forth in the Preliminary Prospectus Supplement under the captions “Description of the Notes—Conversion Rights—Adjustment to Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption.”

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The following table sets forth the number of additional ordinary shares by which the conversion rate will be increased per $1,000 principal amount of notes for each ordinary share price and effective date set forth below:

	Ordinary Share price
	$3.20	$3.40	$3.80	$4.16	$4.50	$5.41	$6.50	$8.50	$10.50	$15.50	$20.00	$25.00
Effective Date
October 2, 2025	72.1154	72.1154	69.0474	58.3918	50.3311	35.1331	24.0538	13.2212	7.7943	2.2477	0.5890	0.0000
October 1, 2026	72.1154	72.1154	68.2447	56.9688	48.5467	32.9919	22.0046	11.6659	6.6857	1.7935	0.4085	0.0000
October 1, 2027	72.1154	72.1154	64.3895	52.6587	44.0956	28.8221	18.5462	9.3694	5.1667	1.2348	0.2000	0.0000
October 1, 2028	72.1154	71.0794	55.0368	44.3389	36.5556	22.8513	13.9585	6.5247	3.3933	0.6794	0.0475	0.0000
October 1, 2029	72.1154	64.6265	46.4921	34.9591	27.0044	14.3732	7.5569	3.0353	1.4790	0.2284	0.0000	0.0000
October 1, 2030	72.1154	53.7324	22.7737	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ordinary share prices and effective dates may not be set forth in the table above, in which case:

●	If the ordinary share price is between two ordinary share prices in the table or the effective date is between two effective dates in the table, the number of additional ordinary shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional ordinary shares set forth for the higher and lower ordinary share prices and the earlier and later effective dates, as applicable, based on a 365-day year.

●	If the ordinary share price is greater than $25.00 per ordinary share (subject to adjustment in the same manner as the ordinary share prices set forth in the column headings of the table above as set forth in the Preliminary Prospectus Supplement), no additional ordinary shares will be added to the conversion rate.

●	If the ordinary share price is less than $3.20 per ordinary shares (subject to adjustment in the same manner as the ordinary share prices set forth in the column headings of the table above as set forth in the Preliminary Prospectus Supplement), no additional ordinary shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of the notes exceed 312.50 ordinary shares, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

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Bit Digital has filed a registration statement (including the Preliminary Prospectus Supplement dated September 29, 2025 and the accompanying prospectus dated June 20, 2025) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and other documents Bit Digital has filed with the SEC for more complete information about Bit Digital and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the Preliminary Prospectus Supplement and the accompanying prospectus may also be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847, or by email at barclaysprospectus@broadridge.com, Cantor Fitzgerald & Co., Attention: Equity-Linked Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, by email at elcm@cantor.com or B. Riley Securities, 1300 17th Street North, Suite 1300, Arlington, VA 22209, Attention: Prospectus Department, by telephone at (703) 312-9580 or by email at prospectuses@brileysecurities.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement dated September 29, 2025 and the accompanying prospectus dated June 20, 2025. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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SCHEDULE III

ISSUER FREE WRITING PROSPECTUS

1. Pricing term sheet substantially in the form attached hereto as Schedule II

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SCHEDULE IV

FORM OF LOCK-UP AGREEMENT

September [●], 2025

Barclays Capital Inc.

Cantor Fitzgerald & Co.,

as Representatives of the
several Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re: BIT DIGITAL, INC. - Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Bit Digital, Inc., a Cayman Islands exempted company (the “Company”), providing for a public offering (the “Offering”) of the [•]% Convertible Senior Notes due 20[•] of the Company (the “Notes”). The Notes will be convertible into ordinary shares, par value US$0.01 per share, of the Company (the “Ordinary Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-286841) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this letter agreement (this “Letter Agreement”) and continuing to and including the date 60 days after the date of the final prospectus (the “Prospectus”) with respect to the Offering (the “Restricted Period”), the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, file (or participate in the filing of) a registration statement with the SEC in respect of any Ordinary Shares or securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, make any short sale or otherwise dispose of any Ordinary Shares of the Company, or any options or warrants to purchase any Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Lock-Up Shares”) without the prior written consent of Barclays. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares.

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In addition, the undersigned agrees that, without the prior written consent of Barclays, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares or publicly disclose the intention to do any of the foregoing during the Restricted Period.

Notwithstanding the foregoing, the undersigned may, without the consent of Barclays:

(A)	transfer or dispose of the Lock-Up Shares as a bona fide gift or gifts, or for bona fide estate planning purposes, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(B)	transfer or dispose of the Lock-Up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

(C)	transfer or dispose of the Lock-Up Shares if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or to any investment fund or other entity controlled or managed by the undersigned or (ii) as part of a distribution, transfer or disposition by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders, provided, in each case, that the transferees thereof agree to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

(D)	transfer or dispose of the Lock-Up Shares by will, other testamentary document or intestate succession upon the death of the undersigned, provided that the legatee, heir or other transferee agrees to be bound in writing by the restrictions on transfer set forth herein and any such transfer shall not involve a disposition for value, and provided further that any required filing made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall include a footnote noting the circumstances described in this clause (D) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(E)	transfer or dispose of the Lock-Up Shares by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, provided further that any required filing made pursuant to Section 16(a) of the Exchange Act, shall include a footnote noting the circumstances described in this clause (E) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

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(F)	enter into a trading plan providing for the sale of the Lock-Up Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Restricted Period and no filing under Section 16(a) of the Exchange Act or other public announcement is voluntarily made or required regarding such plan during the Restricted Period;

(G)	transfer or dispose of the Lock-Up Shares to the Company solely to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus, provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 30 days after the date of the Prospectus (the “30 Day Period”), and after the 30 Day Period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (G) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(H)	transfer the Lock-Up Shares to the Company pursuant to agreements in effect on the date of the Prospectus and as described in the Prospectus under which the Company has the option to repurchase shares or forfeit the Lock-Up Shares upon termination of service of the undersigned, provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 60 days after the date of the Prospectus (the “60 Day Period”);

(I)	dispose of the Lock-Up Shares solely in connection with any sell-to-cover or similar open market arrangements or the “cashless” exercise in connection with the vesting, settlement or exercise of restricted stock units, stock options, warrants or other rights to acquire Ordinary Shares, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, described in the Prospectus or issued pursuant to an equity plan or arrangement described in the Prospectus for the purpose of exercising such restricted stock units, stock options, warrants or other rights, in any event, solely if such restricted stock units, stock options, warrants or other rights would otherwise expire during the Restricted Period, provided that any Ordinary Shares received upon such exercise shall be subject to all of the restrictions set forth in this Letter Agreement and provided, further, that any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the codes and footnotes thereto that any disposition of shares in connection with a “cashless” exercise was made solely to the Company and no other public filing or announcement shall be made voluntarily in connection with such exercise;

(J)	transfer or dispose of any Lock-Up Shares acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Restricted Period and no other public filing or announcement shall be made voluntarily in connection with such transfer or disposition; and

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(K)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Board of Directors and made to all holders of Ordinary Shares involving a Change of Control (as defined below), provided that, in the event that such tender offer, merger or consolidation is not completed, the undersigned’s Lock-Up Shares shall remain subject to the provisions of this Lock-Up Agreement.

The undersigned now has, and, except as contemplated by clauses (A) through (K) above, for the duration of the Restricted Period will have, good and marketable title to the Lock-Up Shares, free and clear of all liens, encumbrances, and claims whatsoever and has full power and authority to enter into this Letter Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions. “Change of Control” shall mean the transfer (whether by tender offer, merger consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliate persons, of the Company’s voting securities, if, after such transfer, the Company’s stockholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of the Company (or the surviving entity).

Notwithstanding anything to the contrary contained herein, this Letter Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Notes to be sold thereunder, or (iv) October 15, 2025, in the event that the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to you prior to such date, extend such date for a period of up to three additional months.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Offering. The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

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Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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SCHEDULE V

WRITTEN TESTING-THE-WATERS COMMUNICATION

●	Investor Presentation dated September 25, 2025

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SCHEDULE VI

LOCK-UP PARTIES

●	Zhaohui Deng

●	Erke Huang

●	Brock Pierce

●	Ichi Shih

●	Sam Tabar

●	Jishu (Bill) Xiong

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SCHEDULE VII

LIST OF SUBSIDIARIES

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